         As filed with the Securities and Exchange Commission on January 9, 2004

                                                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          CREDIT ACCEPTANCE CORPORATION
             (Exact name of Registrant as Specified in Its Charter)


         Michigan                                            38-1999511
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

                     25505 West Twelve Mile Road, Suite 3000
                           Southfield, Michigan 48034
          (Address of Principal Executive Offices, including Zip Code)

       Credit Acceptance Corporation 401(K) Profit Sharing Plan and Trust
                            (Full Title of the Plan)

                                Brett A. Roberts
                          Credit Acceptance Corporation
                     25505 West Twelve Mile Road, Suite 3000
                           Southfield, Michigan 48034
                     (Name and Address of Agent for Service)

   Telephone Number, Including Area Code, of Agent for Service: (248) 353-2700

                                    Copy to:
                               Mark A. Metz, Esq.
                               Dykema Gossett PLLC
                             400 Renaissance Center
                          Detroit, Michigan 48243-1668
                                 (313) 568-5434

                         CALCULATION OF REGISTRATION FEE
================================================================================




  Title of Securities         Amount To Be        Proposed Maximum        Proposed Maximum           Amount of
    to be Registered           Registered        Offering Price Per      Aggregate Offering       Registration Fee
                                                        Share                  Price
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

     Common Stock*          200,000 shares*           $15.26**             $3,052,000**              $247**



*The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. The Registration Statement covers any such additional shares in accordance with Rule 416(a). This Registration Statement also registers, pursuant to Rule 416, an indeterminate amount of interests to be offered or sold pursuant to the 401(K) Profit Sharing Plan and Trust described herein.

**Estimated solely for purposes of computing the registration fee, at the average of the high and low sale price per share on January 5, 2004 as reported on the Nasdaq Stock Market, pursuant to Rule 457(h).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Credit Acceptance Corporation (the "Company") and the 401(K) Profit Sharing Plan and Trust (the "Plan") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

         (c) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2002; and

         (d) The description of the Common Stock of the Company under "Description of Capital Stock" contained in the Registration Statement on Form S-1 (No. 33-46772), incorporated by reference into the Company's Registration Statement on Form 8-A, as amended, filed on May 12, 1992 under the Securities Exchange Act of 1934.

         All documents filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of each such document.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         MICHIGAN BUSINESS CORPORATION ACT. The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

         The MBCA also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in cases where the person has been found liable to the corporation and the court has not determined that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

         The MBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.

         The MBCA further permits Michigan corporations to include a provision in their articles of incorporation eliminating or limiting the personal liability of directors to the corporation or its shareholders for money damages for a breach of their fiduciary duty other than for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA; or (iv) an intentional criminal act. If such a provision is included in the corporation's articles of incorporation, the corporation may indemnify its directors without a determination that the applicable standard of conduct has been met, except where
(i) the director received a financial benefit to which he or she is not entitled; (ii) intentionally inflicted harm on the corporation or the shareholders; (iii) violated Section 551 of the MBCA; or (iv) intentionally committed a criminal act.

         ARTICLES OF INCORPORATION. As permitted by the MBCA, the Company's Articles of Incorporation limit the liability of directors to the Company and its shareholders for monetary damages to the extent provided by law. As a result, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

         The Articles of Incorporation also obligate the Company to indemnify directors and officers to the fullest extent permitted by law. If a claim for indemnity is not paid in full by the Company within thirty days after a written claim has been received, the director or officer may bring suit against the Company to recover the unpaid amount of the claim and, if successful, is also entitled to be paid the expense of prosecuting the claim. In any action brought by the indemnitee to enforce a right under the indemnification provisions in the Articles of Incorporation or by the Company to recover payments by the Company of advances, the burden of proof shall be on the Company.

         BYLAWS. Similarly, the Company's Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted by law. Such indemnification will be provided if such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company or its shareholders, or in respect to a criminal proceeding, had no reasonable cause to believe such conduct was unlawful. The Company's Bylaws also provide that the Company may provide insurance on behalf of any person who is or was a director or officer of the Company, or was at the request of the Company serving as a director, officer, employee or agent of another entity, with respect to any liability incurred or asserted by or against them as a result of their status with the Company or such other entity. The Company has obtained such insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are part of this Registration Statement:

         5        IRS Determination Letter

         23       Consent of Deloitte & Touche LLP

         24       Power of Attorney (see "Signatures")

         99.1     Credit Acceptance Corporation 401(K) Profit Sharing Plan and
                  Trust

         99.2     Administrative Rules for Investments in Employer Stock

ITEM 9.  UNDERTAKINGS.

         (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on January 9, 2004.

                                                CREDIT ACCEPTANCE CORPORATION


                                                By:    /s/ BRETT A. ROBERTS
                                                       --------------------
                                                       Brett A. Roberts
                                                       Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned whose signature appears below hereby constitutes and appoints Brett A. Roberts, Douglas W. Busk and Charles A. Pearce and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, and confirming all that each such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 9, 2004.


Signature                         Title


/s/ BRETT A. ROBERTS              Chief Executive Officer and Director
----------------------------      (Principal Executive Officer)
Brett A. Roberts

/s/ DOUGLAS W. BUSK               Treasurer and Chief Financial Officer
----------------------------      (Principal Financial and Accounting Officer)
Douglas W. Busk

/s/ HARRY E. CRAIG                Director
----------------------------
Harry E. Craig

/s/ DONALD A. FOSS                Director and Chairman of the Board
----------------------------
Donald A. Foss

/s/ SAM M. LAFATA                 Director
----------------------------
Sam M. LaFata

/s/ DANIEL P. LEFF                Director
----------------------------
Daniel P. Leff

/s/ THOMAS N. TRYFOROS            Director
----------------------------
Thomas N. Tryforos

         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on January 9, 2004.

                                            CREDIT ACCEPTANCE CORPORATION
                                            401(K) PROFIT SHARING PLAN AND TRUST


                                            By:      /s/ Charles A. Pearce
                                                     ---------------------------

                                                     Its: Plan Administrator

                                INDEX TO EXHIBITS


      Exhibit
      Number        Description

        5           IRS Determination Letter

        23          Consent of Deloitte & Touche LLP

        24          Power of Attorney (see "Signatures")

       99.1         Credit Acceptance Corporation 401(K) Profit Sharing Plan and
                    Trust

       99.2         Administrative Rules for Investments in Employer Stock